UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

Northern Tier Energy LP
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35612 (Commission File Number)	80-0763623 (IRS Employer Identification Number)

38C Grove Street, Suite 100 Ridgefield, Connecticut 06877 (Address of principal executive offices)

(203) 244-6550 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Form 8-K filed by Northern Tier Energy LP (the “Partnership”) on February 21, 2014 (the “Original 8-K”), the Partnership announced that Hank Kuchta would be retiring, and David L. Lamp would be appointed, in each case, as President and Chief Executive Officer of Northern Tier Energy GP LLC, the general partner of the Partnership, and Northern Tier Energy LLC, effective in March 2014.  At the time the Original 8-K was filed, the effective date of Mr. Kuchta’s retirement and Mr. Lamp’s appointment had not been determined. On February 28, 2014, it was determined that Mr. Kuchta’s retirement and Mr. Lamp’s appointment would be effective as of March 1, 2014.

The Original 8-K is hereby amended and supplemented by the information contained herein. Other than as set forth in this Form 8-K/A, the information in the Original 8-K is not being modified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Tier Energy LP

By:	Northern Tier Energy GP LLC,
its general partner

By:	/s/ David Bonczek
Name:	David Bonczek
Title:	Vice President and Chief Financial Officer

Dated: March 4, 2014